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                                                                    EXHIBIT 99.1


PRESS RELEASE

SOURCE: EPOCH BIOSCIENCES, INC.

Epoch Biosciences Acquires Synthetic Genetics Corporate Strategy Expands to Include Probe Manufacturing

BOTHELL, WASH., NOV. 21 /PRNEWSWIRE/ -- Epoch Biosciences, Inc. (Nasdaq: EBIO - news), a developer of proprietary chemistry with commercial applications in the fields of genomics and molecular diagnostics, announced today it has acquired privately held Synthetic Genetics, a division of Immune Complex Corporation, for $3.1 million in cash.

The acquisition provides Epoch with the capacity to manufacture probes for corporate partners as well as to introduce a proprietary line of probes incorporating its technologies to enhance genetic analysis. The Company will manufacture MGB TaqMan probes for Applied Biosystems at Synthetic Genetics under the agreement announced August 18, 2000.

Synthetic Genetics, located in San Diego, was founded in 1985 and provides a broad line of modified oligonucleotides, including research probes, to the research market. Its customers include researchers in academic, biotechnology and pharmaceutical laboratories. Synthetic Genetics also makes products for resale by commercial partners.

"Our acquisition of Synthetic Genetics moves Epoch up the value chain to higher margin manufacturing operations and eventually to marketing our own line of probes while we continue to pursue our existing technology licensing strategy. Moreover, with Synthetic Genetics, we believe that we can increase short term revenues and accelerate our progress toward profitability," said William G. Gerber, M.D., Epoch's CEO. "Synthetic Genetics has a reputation for quality, and extensive experience in manufacturing high margin modified oligonucleotides, with a strong commitment to customer support."

"We expect continued growth in our core business as we service our existing customers," said Stephen T. DeGraw, General Manager of Synthetic Genetics, "and we are excited about the opportunity to access Epoch's proprietary technologies to expand our current product line and customer base."

Epoch will conduct a live webcast on Monday, November 27 at 4:00 p.m. Eastern Standard Time to discuss the acquisition of Synthetic Genetics and its impact on Epoch's financial projections. Interested parties may listen via the Internet at http://www.vcall.com.

Epoch Biosciences develops proprietary products with commercial applications in the fields of genomics and molecular diagnostics, including the detection of inherited diseases and single nucleotide polymorphisms to identify individuals at risk for disease or adverse drug reactions. The company licenses its proprietary chemistry to leading genomics companies, including Applied Biosciences and Third Wave Technologies, for distribution to end users. Epoch believes that its technologies can be adapted to genetic analysis systems in use and being developed by itself and others. Information about the Company, including reports and other information filed by Epoch with

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the Securities and Exchange Commission, is available on the worldwide web at
http://www.epochbio.com.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding future revenue, costs and profitability. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Such potential risks and uncertainties include, but are not limited to the possibility that Epoch's technology may at any time be found to be ineffective or, although effective, that products utilizing our technology may be uneconomical to market; that third parties could hold proprietary rights that preclude Epoch or its licensees from marketing its products, or that third parties could market superior or equivalent products. Additionally, because we have limited manufacturing experience, there are risks associated with our ability to produce and supply products to our customers for commercial use. More detailed information on these and additional factors which could affect the operating and financial results of Epoch Biosciences, Inc. are described in the Epoch's Forms 10-QSB, 10-KSB and other reports, filed or to be filed with the Securities and Exchange Commission. Epoch urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Epoch undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.